TERMINATION AGREEMENT

         This Termination Agreement ("Agreement"), effective as of August 31, 1995 (the "Effective Date"), is made by and among (1) Jack Durliat ("Durliat"),
(2) Gary M. Jacobs ("Jacobs"), (3) Capital Associates, Inc., a Delaware corporation ("CAI"), as assignee and successor in interest to Capital Associates International, Inc., a Colorado corporation ("CAII"), under and pursuant to that certain Stockholders' Agreement, dated as of October 27, 1982, as amended from time to time (the "Stockholders' Agreement"), and (4) CAII. CAI and CAII are collectively referred to herein as the "Company."

                                    RECITALS

         WHEREAS, the original parties to the Stockholders' Agreement were Durliat, Jacobs, Richard Kazan ("Kazan") and CAII; and


         WHEREAS, on November 5, 1986, CAI, the parent corporation of CAII, was substituted as the "Company," and assumed and succeeded to all of the rights and obligations of CAII, under the Stockholders' Agreement; and


         WHEREAS, Kazan ceased to be a party to the Stockholders' Agreement, effective as of June 1, 1994, pursuant to that certain Amendment to Stockholders' Agreement, dated as of June 1, 1994 (the "Amendment"), by and among the Company, Durliat, Jacobs, Kazan and, solely for purposes of paragraph
8. of the Amendment, MCC Financial Corporation; and


         WHEREAS, the parties have determined that it is in their best interests to (1) terminate the Stockholders' Agreement, and (2) subject to the terms and conditions of this Agreement, terminate all of their respective rights, duties, obligations and responsibilities to each other under the Stockholders' Agreement, effective as of August 31, 1995; and


         WHEREAS, in accordance with Articles 2, 3 and 4 of the Stockholders' Agreement, the Company is currently maintaining, and paying the premiums with respect to, certain key-man life insurance policies on the lives of Durliat and Jacobs (which insurance policies are specifically identified by policy on Exhibit A to this Agreement and are referred to herein by insured individual as the "Durliat Policies" and the "Jacobs Policies," respectively, and collectively referred to herein as the "Policies"); and


         WHEREAS, concurrent with the termination of the Stockholders' Agreement as provided for herein, the Company will cease making premium payments for the Policies; and

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



         WHEREAS,   pursuant  to  the  terms  of  that  certain   Memorandum  of
Understanding, dated August 1, 1990, Durliat and Jacobs have the right to acquire the Durliat Policies and the Jacobs Policies, respectively, from the Company in exchange for a cash payment from each of them to the Company in an amount equal to fifty percent (50%) of the cash value of their respective Policies as carried on the Company's books at such time; and


         WHEREAS, the cash value of the Durliat Policies was $415,446.00 as of August 31, 1995 (the "Cash Value of the Durliat Policies"); and


         WHEREAS, the cash value of the Jacobs Policies was $239,102.00 as of August 31, 1995 (the "Cash Value of the Jacobs Policies"); and


         WHEREAS, CAI (1) has paid $10,673.73 of premium payments on the Durliat Policies since August 31, 1995, and (2) has paid premiums on the Durliat Policies prior to August 31, 1995 that relate to periods of time after August 31, 1995, which premiums total $536.68 for the post-August 31, 1995 time period (the premiums referenced in (1) and (2) are collectively referred to herein as the "Post-August 31, 1995 Durliat Premiums"); and


         WHEREAS, CAI (1) has paid $8,613.00 of premium payments on the Jacobs Policies since August 31, 1995, and (2) has paid premiums on the Jacobs Policies prior to August 31, 1995 that relate to periods of time after August 31, 1995, which premiums total $-0- for the post-August 31, 1995 time period (the premiums referenced in (1) and (2) are collectively referred to herein as the "Post-August 31, 1995 Jacobs Premiums"); and


         WHEREAS, the premiums for each of the Durliat Policies and the Jacobs Policies are paid through the periods set forth on Exhibit A to this Agreement.


         NOW, THEREFORE, in consideration of the promises and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be bound legally hereby, agree as follows:

         i. Effective as of August 31, 1995, the Stockholders' Agreement shall be terminated in its entirety and, from and after that date, shall be of no further force or effect.

         ii. Subject to the terms and conditions of this Agreement, effective as of August 31, 1995, each of the parties to this Agreement waives, and releases each of the other parties to this Agreement from, his/its respective duties, obligations and responsibilities now or hereafter existing under the Stockholders' Agreement.

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

         iii. Subject to the terms and conditions of this Agreement and except as expressly provided herein, effective as of August 31, 1995, each of the parties to this Agreement hereby waives and releases any and all of his/its rights, titles, interests, claims, privileges and/or benefits now or hereafter existing under the Stockholders' Agreement.

         iv. Each of the parties to this Agreement hereby acknowledges and agrees that he/it is executing this Agreement for and on behalf of, and intends for this Agreement to be legally binding upon, himself/itself, his estate, any representative or custodian and any successor in interest to him/it.

         v.    (a)   Effective as of August 31, 1995, the Company shall transfer and assign all of its right, title and beneficial interest in and to, the Durliat Policies to Durliat (or his assignee(s) or designee(s)); and

               (b) at the execution this Agreement, the Company shall deliver the originals of the Durliat Policies to Durliat; and

               (c) at the execution this Agreement, the Company shall deliver to Durliat properly executed and sealed Ownership Designation forms from the insuror for each of the Durliat Policies; and

               (d)   in  exchange  for  (a),  (b) and (c)  above, Durliat shall, concurrently with the execution of this Agreement or promptly following any later receipt by Durliat of the original documents evidencing the Durliat Policies and the issuer documentation acknowledging the transfer and assignment to Durliat of the Durliat Policies, deliver (or cause to be delivered) a check to the Company in an amount equal to the sum of (a) fifty percent (50%) of the Cash Value of the Durliat Policies and (b) the Post-August 31, 1995 Durliat Premiums.

         vi.   (a)   Effective as of August 31, 1995, the Company shall transfer and assign all of its  right, title and beneficial interest
                     in  and  to,  the  Jacobs  Policies   to   Jacobs  (or  his
                     assignee(s) or designee(s)); and

               (b) at the execution of this Agreement, the Company shall deliver the originals of the Jacobs Policies to Jacobs; and

               (c) at the execution of this Agreement, the Company shall deliver to Jacobs properly executed and sealed Ownership Designation forms from the insuror for each of the Jacobs Policies; and

               (d)   in  exchange  for  (a),  (b)  and  (c) above, Jacobs shall, concurrently with the execution of this Agreement or promptly following any later receipt by Jacobs of the original documents evidencing the Jacobs Policies and the issuer documentation acknowledging the transfer and assignment to Jacobs of the Jacobs Policies, deliver (or cause to be delivered) a check to the Company in an amount equal to the sum of (a) fifty percent (50%) of the Cash Value of the Jacobs Policies and (b) the Post-August 31, 1995 Jacobs Premiums.


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



         vii. Following the Effective Date, the Company agrees to cooperate with Durliat and Jacobs and to effect the transfer of all right, title and beneficial interest in and to, and record ownership of, the Durliat Policies and Jacobs Policies to Durliat (and/or his assignee(s) or designee(s)) and Jacobs (and/or his assignee(s) or designee(s)), respectively.

         viii. This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. Each of the parties hereto agrees to be bound by a facsimile copy of such party's signature on this Agreement to the same extent as if the facsimile were an original. Each of the parties hereto agrees to accept a facsimile copy of every other party's signature on this Agreement in lieu of a fully executed original hereof.

         ix. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to the principles thereof regarding conflicts of laws.

         x. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Agreement.

         xi. This Agreement constitutes and contains the entire agreement of the parties and supersedes any or all prior negotiations, correspondence, agreements and understandings between the parties respecting the subject matter hereof.

         xii. Each party to this Agreement shall pay his/its own costs and expenses, including legal and accounting fees, incurred in connection with the negotiation of this Agreement and the consummation of the transactions provided for herein.

         xiii. This Agreement may be modified, amended or supplemented only by duly authorized and executed written agreements, signed by all of the parties hereto.

         xiv. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this
               Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior

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



               written consent of the other parties, nor is this Agreement intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder; provided, however, that nothing contained in this Section 14. shall prohibit (or be construed to prohibit), restrict (or be construed to restrict) in any way or require (or be construed to require) Durliat or Jacobs to obtain the prior written consent of the Company to, an assignment or transfer of the Durliat Policies and/or the Jacobs Policies to one or more assignees or designees of Durliat or Jacobs, respectively.

         xv. The parties hereto agree that the remedy at law is inadequate, and that any party hereto shall be entitled to specific performance in addition to any other remedy he/it may have, in the event of a breach of this Agreement. Each party hereto waives the defense that there is an adequate remedy at law in the event of an action for specific performance of any rights hereunder.

         xvi. All notices and other communications hereunder shall be in writing and shall be deemed given when (i) delivered personally, upon receipt, (ii) delivered via Federal Express of similar overnight courier service, on the second business day after delivery by the sender to Federal Express or other courier service, (iii) delivered by telecopy, upon confirmation of receipt or (iv) if mailed by registered or certified mail (return receipt requested), postage prepaid, on the fifth business day after mailing. Notice to any party hereto, if mailed, shall be to the following addresses (or to any other address that a party may designate by notice to the other parties hereto):


     If to Durliat:                 Mr. Jack Durliat
                                    71 Indigo Way
                                    Castle Rock, CO 80104
                                    Telephone: (303) 660-8181
                                    Telecopy:  (303) 660-8765

     If to Jacobs:                  Mr. Gary Jacobs
                                    5650 East Oxford Avenue
                                    Cherry Hills Village, CO 80111-1023
                                    Telephone: (303) 756-8916
                                    Telecopy:  (303) 438-5180

     If to the Company:             Capital Associates, Inc.
                                    Capital Associates International, Inc.
                                    7175 West Jefferson Avenue
                                    Suite 4000
                                    Lakewood, CO 80235
                                    Attn: President and Chief Executive Officer
                                    Telephone: (303) 980-1000
                                    Telecopy:  (303) 980-7065


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




     With a copy to:                John L. Ruppert, Esq.
                                    Ballard Spahr Andrews & Ingersoll
                                    1225 17th Street, Suite 2300
                                    Denver, CO 80202
                                    Telephone: (303) 292-2400
                                    Telecopy: (303) 296-3956

         xvii. In the event of a dispute between the parties arising out of this Agreement, it is further agreed that a court may award to the prevailing party in such dispute reasonable attorneys' fee in addition to costs of suit incurred by the prevailing party.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the Effective Date.


                                   CAPITAL ASSOCIATES, INC.

                                   By: /s/Dennis Lacey
                                       ----------------------------------------
                                   Title: President and Chief Executive Officer


                                   CAPITAL ASSOCIATES INTERNATIONAL, INC.

                                   By: /s/Dennis Lacey
                                       ----------------------------------------
                                   Title: President and Chief Executive Officer


                                   /s/Jack Durliat
                                   --------------------------------------------
                                   Jack Durliat


                                   /s/Gary Jacobs
                                   --------------------------------------------
                                   Gary Jacobs

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